Date: January 20, 2012	Contact: Mr. Richard G. Spencer President and Chief Executive Officer (412) 367-3303 ext. 3121 E-mail: rspencer@fidelitybank-pa.com

FIDELITY BANCORP, INC.
ANNOUNCES  FIRST QUARTER
COMMON STOCK DIVIDEND

PITTSBURGH, PA – January 20, 2012 – The Board of Directors of Fidelity Bancorp, Inc., (Nasdaq: FSBI) the holding company for Fidelity Bank, declared on January 17, 2012 a quarterly cash dividend of $ .02 per share on the Company’s common stock. The dividend is payable February 28, 2012 to stockholders of record February 15, 2012. This represents the 94th uninterrupted quarterly cash dividend paid to stockholders.

Fidelity Bancorp, Inc. is the holding company of Fidelity Bank, a Pennsylvania chartered, FDIC-insured savings bank conducting business through thirteen (13) offices in Allegheny and Butler counties.